EXHIBIT 99.1

                             JOINT FILING AGREEMENT

      The undersigned agree that the foregoing Statement on Schedule 13D/A, dated April 17, 2003, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

           Dated: April 17, 2003

                           UNIVERSAL CAPITAL PARTNERS S.A.

                            By: /s/ Pierre Besnainou
                               ------------------------------------------------
                                    Pierre Besnainou
                                    Managing Director


                           PART'COM S.A.

                           By:      /s/ Henri de Lapparent
                               ------------------------------------------------
                                    Henri de Lapparent
                                    Chairman and Chief Executive Officer


                           IN-COM S.A.

                           By:      /s/ Erik de la Riviere
                               ------------------------------------------------
                                    Erik de la Riviere
                                    Chief Executive Officer


                                      -7-